Exhibit 99.1

CONTACT:

Traci Mangini

Vice President, Investor Relations

investorrelations@primobrands.com

Primo Brands Reports 2026 Second Quarter Results

TAMPA, FL and STAMFORD, CT - August 5, 2026 - Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the "Company") today announced its results for the second quarter ended June 30, 2026.

“We are encouraged by our first-half progress, which reflects stronger fundamentals, improved execution, and increased momentum across the business,” said Eric Foss, Chairman and Chief Executive Officer. “Second-quarter top-line results exceeded our expectations, driven by robust growth in Retail channels led by our regional spring water and premium brands and an earlier-than-anticipated return to growth in Direct Delivery.

“The strength we are seeing across the business gives us the confidence to raise our full-year Net Sales growth outlook for the second consecutive quarter. We are reaffirming our Adjusted EBITDA guidance range as we continue to prioritize growth investments, while actively managing inflationary pressures through multiple levers across the business.

“Our business fundamentals continue to improve, and we remain well positioned in an attractive, growing category. With a customer-first culture, a differentiated portfolio of leading brands across the value spectrum, an advantaged route to market, and disciplined execution, we believe we have the right foundation to drive sustainable, balanced growth, support margin expansion as growth scales, and create long-term stockholder value.”

SECOND QUARTER PERFORMANCE

	For the Three Months Ended
(USD $M except %, per share amounts or unless as otherwise noted)	June 30, 2026	June 30, 2025	Change
Net sales	$1,796.2	$1,730.1	3.8%
Net income from continuing operations	$69.2	$30.5	$38.7
Net income per diluted share from continuing operations	$0.19	$0.08	$0.11
Adjusted net income	$134.2	$137.1	$(2.9)
Adjusted net income per diluted share	$0.37	$0.36	$0.01
Adjusted EBITDA	$385.0	$366.7	5.0%
Adjusted EBITDA margin %	21.4%	21.2%	20 bps

•	Net sales increased 3.8% to $1.8 billion compared to $1.7 billion primarily driven by an increase in sales attributable to our premium brands and regional spring water, partially offset by a decrease in sales attributable to the exited US Office Coffee Services ("OCS") business not recurring in the current quarter.

•	Gross margin was 30.5% compared to 31.3%, primarily driven by increased transportation related costs and depreciation and amortization, partially offset by the growth in revenue and lower non-recurring integration related costs incurred in the current quarter.

•	SG&A expenses were $345.5 million compared to $378.6 million primarily driven by a decrease in marketing costs and a decrease in amortization primarily related to definite-lived intangibles amortization incurred in the prior year quarter not recurring in the current quarter.

•	Net income from continuing operations and net income per diluted share were $69.2 million and $0.19 per diluted share, respectively, compared to net income from continuing operations and net income per diluted share of $30.5 million and $0.08, respectively.

•	Adjusted EBITDA increased 5.0% to $385.0 million compared to $366.7 million and Adjusted EBITDA margin increased 20 bps to 21.4%, compared to 21.2%.

SECOND QUARTER CASH FLOW & LIQUIDITY

•	Net cash provided by operating activities from continuing operations of $227.9 million, less $104.6 million of capital expenditures and additions to intangible assets, resulted in $123.3 million of free cash flow, or $200.1 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 6), compared to net cash provided by operating activities from continuing operations of $155.0 million and Adjusted Free Cash Flow of $169.7 million in the prior year quarter.

•	Total debt, excluding unamortized debt costs and discounts, was $5.3 billion and unrestricted cash and cash equivalents totaled $366.5 million, each as of June 30, 2026, resulting in net debt of $4.9 billion and a net leverage ratio of 3.42x.

•	Cash dividends were $43.5 million for the quarter ended June 30, 2026.

•	Share repurchases under our repurchase plan, including brokerage commissions, were $15.5 million during the quarter ended June 30, 2026.

2026 FULL YEAR FINANCIAL OUTLOOK

Comparable Results[1]	Previous		Updated
($ in millions)	Low	High	Low	High
Net Sales Growth	1%	3%	2%	4%
Adjusted EBITDA	$1,465	$1,515	$1,465	$1,515
Base CAPEX	4% of Net Sales		4% of Net Sales
Adjusted Free Cash Flow	$790	$810	$790	$810

1Comparison period includes 2025 Net Sales and excludes the impact of the exited Eastern Canadian operations and exited US Office

Coffee Services business. See exhibit 8 for a reconciliation.

EARNINGS CONFERENCE CALL

Primo Brands will host a conference call to discuss these results on Wednesday, August 5, 2026 at 8:00 a.m. Eastern Time. The Company’s supplemental earnings presentation is now available on the Events & Presentation section of Primo Brands investor relations website at ir.primobrands.com. Details to access the earnings call and webcast are below.

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 31152

Webcast Link: https://app.webinar.net/XeEogPZK8rJ

A slide presentation and live audio webcast will be available through Primo Brands' website at ir.primobrands.com.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Brands' website following the event.

ABOUT PRIMO BRANDS CORPORATION

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. Primo Brands has a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and hospitality and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and The Mountain Valley®, leading regional spring water offerings such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified water brands including Primo Water® and Sparkletts®, and flavored and enhanced beverages like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching customers and consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at over 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 80 springs and actively manages water resources for a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association ("IBWA") in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 12,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut. For more information, please visit www.primobrands.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Brands utilizes certain non-GAAP financial measures. Primo Brands utilizes comparable net sales, which excludes the impact of the exited Eastern Canadian operations and exited US Office Coffee Services business. Primo Brands also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo Brands uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Brands' underlying business performance and the performance of its management. Primo Brands utilizes net debt and net leverage ratio. Management uses net debt as an assessment of overall liquidity, financial flexibility, and leverage, and net leverage ratio as an indicator of the Company’s ability to meet its future financial obligations. Additionally, Primo Brands supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the additional items identified on the exhibits hereto to present adjusted free cash flow. Management believes these measures are useful to demonstrate the Company’s ability to generate future cash flows from operations. See Appendix for definitions of non-GAAP metrics.

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Brands' financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. In addition, other companies may calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies. We have not reconciled our Adjusted EBITDA and Adjusted Free Cash Flow guidance to GAAP net income or loss and cash flows from operations, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of certain adjusting items, including stock-based compensation expense, acquired intangible assets and related amortization, income taxes, acquisition, integration and restructuring expenses, and unrealized (gain) loss on foreign exchange and commodity forwards. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP results.

Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Brands makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Brands cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Brands' 2026 outlook and resiliency in 2026 and beyond), execution of the Company’s strategy and Primo Brands' competitive position. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to manage our expanded operations following the business combination; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; risks related to our common stock; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; risks related to litigation or legal proceedings; risks related to loss of controlled company status; risks related to uncertainties regarding the interpretation of tax laws and regulations; and risks associated with our substantial indebtedness.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Brands' Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the Securities and Exchange Commission. Primo Brands does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: ir.primobrands.com

PRIMO BRANDS CORPORATION	EXHIBIT 1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$1,796.2	$1,730.1	$3,422.3	$3,343.8
Cost of sales	1,247.5	1,189.2	2,408.7	2,281.9
Gross profit	548.7	540.9	1,013.6	1,061.9
Selling, general and administrative expenses	345.5	378.6	682.2	706.4
Acquisition, integration and restructuring expenses	10.0	49.7	30.8	89.5
Other operating expense (income), net	12.9	(0.2)	(17.7)	–
Operating income	180.3	112.8	318.3	266.0
Other expense (income), net	1.9	(15.9)	3.1	(15.8)
Loss on modification and extinguishment of debt	–	–	17.7	18.6
Interest and financing expense, net	81.3	81.9	159.6	164.0
Income from continuing operations before income taxes	97.1	46.8	137.9	99.2
Provision for income taxes	27.9	16.3	41.4	34.0
Net income from continuing operations	$69.2	$30.5	$96.5	$65.2
Net loss from discontinued operations, net of tax	–	(2.9)	–	(8.9)
Net income	$69.2	$27.6	$96.5	$56.3

Net income (loss) per common share
Basic:
Continuing operations	$0.19	$0.08	$0.27	$0.17
Discontinued operations	$–	$(0.01)	$–	$(0.02)
Net income per common share	$0.19	$0.07	$0.27	$0.15
Diluted:
Continuing operations	$0.19	$0.08	$0.26	$0.17
Discontinued operations	$–	$(0.01)	$–	$(0.02)
Net income per common share	$0.19	$0.07	$0.26	$0.15

Weighted-average shares of common stock outstanding (in thousands)
Basic	362,842	374,796	363,208	377,011
Diluted	365,673	376,815	365,744	379,029

PRIMO BRANDS CORPORATION	EXHIBIT 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$366.8	$376.9
Trade receivables, net of allowance for expected credit losses of $22.4 and $20.5 as of June 30, 2026 and December 31, 2025, respectively	575.4	431.8
Inventories	257.0	223.5
Prepaid expenses and other current assets	185.0	148.9
Current assets held for sale	32.6	36.7
Total current assets	1,416.8	1,217.8
Property, plant and equipment, net	2,126.6	2,185.5
Operating lease right-of-use-assets, net	513.9	539.3
Goodwill	3,596.7	3,581.9
Intangible assets, net	2,912.2	2,992.7
Other non-current assets	71.4	85.6
Total assets	$10,637.6	$10,602.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$73.3	$73.3
Trade payables	556.9	518.9
Accruals and other current liabilities	630.0	597.6
Current portion of operating lease obligations	86.5	92.9
Total current liabilities	1,346.7	1,282.7
Long-term debt, less current portion	5,083.0	5,084.6
Operating lease obligations, less current portion	454.3	474.4
Deferred income taxes	699.3	691.5
Other non-current liabilities	74.1	77.0
Total liabilities	$7,657.4	$7,610.2
Stockholders' Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 362,464,702 shares and 363,940,940 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	$3.6	$3.7
Additional paid-in capital	5,039.4	5,017.3
Accumulated deficit	(2,050.8)	(2,014.5)
Accumulated other comprehensive loss	(12.0)	(13.9)
Total stockholders' equity	2,980.2	2,992.6
Total liabilities and stockholders' equity	$10,637.6	$10,602.8

PRIMO BRANDS CORPORATION	EXHIBIT 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Cash flows from operating activities of continuing operations:
Net income	$69.2	$27.6	$96.5	$56.3
Less: Net loss from discontinued operations, net of income taxes	–	(2.9)	–	(8.9)
Net income from continuing operations	$69.2	$30.5	$96.5	$65.2
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	142.2	145.3	283.2	273.9
Amortization of debt discount and issuance costs	6.3	7.6	15.1	13.7
Stock-based compensation costs	11.1	12.9	21.0	24.9
Restructuring (gains) charges, net	(4.5)	2.4	(8.7)	2.9
Inventory obsolescence expense	3.8	6.0	6.6	7.2
Charge for expected credit losses	10.2	10.3	25.1	17.4
Deferred income taxes	2.4	1.8	6.1	(0.8)
Unrealized loss (gain) on commodity forwards, net	12.2	(0.9)	(18.9)	(2.0)
Other non-cash items	10.8	(15.5)	13.5	(12.9)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	(53.1)	(91.9)	(171.9)	(159.0)
Inventories	(13.3)	(3.4)	(39.1)	(49.1)
Prepaid expenses and other current and non-current assets	(16.0)	(34.9)	(9.3)	(0.3)
Trade payables and accruals and other current and non-current liabilities	46.6	84.8	112.5	12.7
Net cash provided by operating activities of continuing operations	227.9	155.0	331.7	193.8
Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(85.5)	(53.9)	(190.0)	(115.9)
Purchases of intangible assets	(19.1)	(17.7)	(32.7)	(25.2)
Acquisitions, net of cash received	(9.1)	(5.7)	(20.0)	(5.7)
Proceeds from sale of property, plant and equipment	16.8	3.3	33.4	3.4
Proceeds from sale of other assets	–	11.3	–	56.9
Other investing activities	13.0	12.1	14.4	12.7
Net cash used in investing activities of continuing operations	(83.9)	(50.6)	(194.9)	(73.8)
Cash flows from financing activities of continuing operations:
Proceeds from Term Loans, net of discount	–	–	659.6	–
Repayment of Term Loans	(7.7)	(7.8)	(660.4)	(15.5)
Principal payment of finance leases	(9.8)	(8.6)	(19.5)	(15.8)
Financing fees	(0.1)	(0.2)	(2.8)	(7.7)
Issuance of common stock	2.4	3.6	4.3	4.8
Common stock repurchased and cancelled	(15.6)	(101.8)	(47.8)	(221.0)
Dividends paid to common stockholders	(43.5)	(37.4)	(87.7)	(76.0)

Other financing activities	9.2	(1.8)	8.2	(3.6)
Net cash used in financing activities of continuing operations	(65.1)	(154.0)	(146.1)	(334.8)

Cash flows from discontinued operations:
Net cash (used in) provided by operating activities from discontinued operations	–	(0.6)	–	2.3
Net cash provided by (used in) investing activities from discontinued operations	–	6.7	–	(1.3)
Net cash provided by financing activities from discontinued operations	–	1.0	–	3.4
Net cash provided by discontinued operations	–	7.1	–	4.4
Effect of exchange rates on cash, cash equivalents and restricted cash	(0.3)	1.6	(0.8)	2.1
Net increase (decrease) in cash, cash equivalents and restricted cash	78.6	(40.9)	(10.1)	(208.3)
Cash and cash equivalents and restricted cash, beginning of period	288.2	453.3	376.9	620.7
Cash and cash equivalents and restricted cash, end of period	$366.8	$412.4	$366.8	$412.4
Cash and cash equivalents and restricted cash of discontinued operations, end of period	–	0.4	–	0.4
Cash and cash equivalents and restricted cash of continuing operations, end of period	$366.8	$412.0	$366.8	$412.0

PRIMO BRANDS CORPORATION	EXHIBIT 4
NET SALES BY WATER TYPE
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Regional spring water	$911.0	$875.1	$1,712.2	$1,669.2
Purified water	556.1	545.6	1,067.3	1,060.0
Premium water	114.2	87.5	219.7	161.4
Other water	31.8	35.2	62.3	70.0
Other	183.1	186.7	360.8	383.2
Total net sales	$1,796.2	$1,730.1	$3,422.3	$3,343.8

PRIMO BRANDS CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income from continuing operations	$69.2	$30.5	$96.5	$65.2
Interest and financing expense, net	81.3	81.9	159.6	164.0
Provision for income taxes	27.9	16.3	41.4	34.0
Depreciation and amortization	142.2	145.3	283.2	273.9
EBITDA	$320.6	$274.0	$580.7	$537.1

Acquisition, integration and restructuring expenses (a) [1]	26.3	72.8	67.5	112.6
Stock-based compensation costs (b)	11.1	12.9	21.0	24.9
Unrealized loss (gain) on foreign exchange and commodity forwards, net (c)	14.9	(0.2)	(13.6)	–
Loss on disposal of property plant and equipment, net (d)	8.3	1.9	10.2	3.4
Loss on modification and extinguishment of debt (e)	–	–	17.7	18.6
Purchase accounting adjustments (f)	–	–	–	1.2
Other adjustments, net (g)	3.8	5.3	7.5	10.4
Adjusted EBITDA	$385.0	$366.7	$691.0	$708.2

Net sales	$1,796.2	$1,730.1	$3,422.3	$3,343.8
Adjusted EBITDA margin %	21.4%	21.2%	20.2%	21.2%

		For the Three Months Ended June 30,		Six Months Ended June 30,
	Location in Consolidated Statements of Operations	2026	2025	2026	2025
		(Unaudited)		(Unaudited)
(a) Acquisition, integration and restructuring expenses [1]	Acquisition, integration and restructuring expenses	$10.0	$49.7	$30.8	$89.5
	Cost of sales	16.3	23.1	36.7	23.1
(b) Stock-based compensation costs	Selling, general and administrative expenses	11.1	12.9	21.0	24.9
(c) Unrealized loss (gain) on foreign exchange and commodity forwards, net	Other expense (income), net	2.0	–	4.1	–
	Other operating expense (income), net	12.9	(0.2)	(17.7)	–
(d) Loss on disposal of property plant and equipment, net	Cost of sales	6.4	2.3	8.3	3.8
	Selling, general and administrative expenses	1.9	(0.4)	1.9	(0.4)
(e) Loss on modification and extinguishment of debt	Loss on modification and extinguishment of debt	–	–	17.7	18.6
(f) Purchase accounting adjustments	Cost of sales	–	–	–	1.2
(g) Other adjustments, net	Other expense (income), net	(0.1)	(15.8)	(1.0)	(15.8)
	Cost of sales	–	12.5	–	12.5
	Selling, general and administrative expenses	3.9	8.6	8.5	13.7

1 Amounts include labor related costs.

PRIMO BRANDS CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended June 30,
	2026	2025

Net cash provided by operating activities of continuing operations	$227.9	$155.0
Less: Additions of property, plant and equipment	(85.5)	(53.9)
Less: Additions of intangible assets	(19.1)	(17.7)
Free cash flow	$123.3	$83.4

Acquisition, integration and restructuring cash costs	38.3	62.0
Integration capital expenditures	35.0	23.3
Natural disaster related capital expenditures	0.2	–
Debt restructuring costs	0.2	0.8
Tariff refunds related to property, plant and equipment	3.1	0.2
Adjusted free cash flow	$200.1	$169.7

	For the Six Months Ended June 30,
	2026	2025

Net cash provided by operating activities of continuing operations	$331.7	$193.8
Less: Additions to property, plant and equipment	(190.0)	(115.9)
Less: Additions to intangible assets	(32.7)	(25.2)
Free cash flow	$109.0	$52.7

Acquisition, integration and restructuring cash costs	110.1	127.2
Integration capital expenditures	82.2	26.1
Natural disaster related capital expenditures	7.4	–
Debt restructuring costs	16.2	18.2
Tariff refunds related to property, plant and equipment	3.8	0.2
Adjusted free cash flow	$328.7	$224.4

PRIMO BRANDS CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income from continuing operations	$69.2	$30.5	$96.5	$65.2

Adjustments:
Amortization expense of customer lists and definite-lived trade names	28.5	46.5	60.5	68.6
Acquisition, integration and restructuring expenses	26.3	72.8	67.5	112.6
Stock-based compensation costs	11.1	12.9	21.0	24.9
Unrealized loss (gain) on foreign exchange and commodity forwards, net	14.9	(0.2)	(13.6)	–
Loss on modification and extinguishment of debt	–	–	17.7	18.6
Purchase accounting adjustments	–	–	–	1.2
Other adjustments, net	3.8	5.3	7.5	10.4
Tax impact of adjustments[1]	(19.6)	(30.7)	(37.0)	(52.5)
Adjusted net income	$134.2	$137.1	$220.1	$249.0

Earnings Per Share (as reported)
Net income from continuing operations	$69.2	$30.5	$96.5	$65.2

Basic EPS	$0.19	$0.08	$0.27	$0.17
Diluted EPS	$0.19	$0.08	$0.26	$0.17

Weighted average shares of common stock outstanding (in thousands)
Basic	362,842	374,796	363,208	377,011
Diluted	365,673	376,815	365,744	379,029

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$134.2	$137.1	$220.1	$249.0
Adjusted diluted EPS (Non-GAAP)	$0.37	$0.36	$0.60	$0.66

Weighted average shares of common stock outstanding (in thousands)
Basic	362,842	374,796	363,208	377,011
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)[2]	365,673	376,815	365,744	379,029

[1] The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
[2] For the periods presented, the non-GAAP diluted weighted average shares of common stock outstanding equaled the reported diluted weighted average shares of common stock outstanding.

PRIMO BRANDS CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - COMPARABLE NET SALES GROWTH
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Low	High
2025 Net sales	$6,664.0	$6,664.0
Impact of Eastern Canadian operations[1]	(3.6)	(3.6)
Impact of US Office Coffee Services Business (OCS)[2]	(25.5)	(25.5)
2025 Comparable Net sales[3]	6,634.9	6,634.9
2026 Estimated Comparable Net sales increase from 2025	133.4	265.4
2026 Estimated Comparable Net sales	$6,768.3	$6,900.3
2026 Estimated Comparable Net sales growth	2%	4%

[1] Represents Net sales impact of the exited Eastern Canadian operations for the fiscal year ended December 31, 2025.
[2] Represents Net sales impact of the exited US Office Coffee Services Business for the fiscal year ended December 31, 2025.
[3] The Company has revised its presentation of 2025 Comparable Net Sales in order to exclude the impact of the exited Eastern Canadian operations and exited US Office Coffee Services business. As a result of this change, the Company's 2025 Comparable Net Sales as disclosed in this press release differs from the comparable metric disclosed in previous presentations.

PRIMO BRANDS CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION- NET LEVERAGE RATIO
(in millions of U.S. dollars, except financial ratios)
Unaudited

	For the Fiscal Year Ended
	December 31, 2025[1]
Net income from continuing operations	$80.4
Interest and financing expense, net	326.5
Provision for income taxes	64.6
Depreciation and amortization	610.2
EBITDA	$1,081.7
Acquisition, integration and restructuring expenses	271.8
Stock-based compensation costs	49.9
Intangible asset impairment	35.6
Unrealized loss on foreign exchange and commodity forwards, net	4.4
Loss on disposal of property, plant and equipment, net	17.4
Loss on modification and extinguishment of debt	18.6
Purchase accounting adjustments	1.2
Proceeds from insurance settlements	(47.3)
Other adjustments, net	13.5
2025 Adjusted EBITDA	$1,446.8

Less: Q2 2025 YTD Adjusted EBITDA [2]	$708.2
Plus: Q2 2026 YTD Adjusted EBITDA [2]	$691.0
Adjusted EBITDA Q2 2026 TTM [3]	$1,429.6

	June 30 2026
Total debt	$5,156.3
Unamortized debt costs and discounts	93.7
Total debt, excluding unamortized debt costs and discounts	$5,250.0
Unrestricted cash [4]	366.5
Net debt	$4,883.5

Net leverage ratio [5]	3.42	x

[1] Represents the Adjusted EBITDA of Primo Brands Corporation obtained from the 2025 Press Release filed February 26, 2026.
[2] Refer to Exhibit 5 for reconciliation.
[3] Represents YTD Q4 2025 less YTD Q2 2025 plus YTD Q2 2026 resulting in twelve months of data.
[4] Unrestricted cash defined as cash and cash equivalents as of June 30, 2026 of $366.8 million less restricted cash of $0.3 million.
[5] Net leverage ratio defined as total principal indebtedness, excluding unamortized debt costs and unamortized discount, less unrestricted cash ("net debt") divided by TTM Adjusted EBITDA.